PROPOSED EXHIBIT 23.1

  [ON DOHAN AND COMPANY, CPA. LETTERHEAD]




  CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



       We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 10, 1999, on our audits of the financial statements of IRT Industries, Inc as of June 30, 1999 and 1998, and for the years then ended, which report in included and appears on page F-2 of the Annual Report on Form 10-KSB for the year ended June 30, 1999.

  /s/ Dohan and Company, P.A., CPA's

  Dohan and Company, P.A., CPA's.
  7700 North Kendall Drive, Suite 204
  Miami, Florida 33156
  February 17, 2000